Exhibit 99.1

News Release
RAMBUS REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS

•	Second quarter GAAP revenue of $56.5 million; revenue under ASC 605 would have been $98.8 million, in line with expectations

•	Second quarter GAAP royalty revenue of $30.1 million, royalty revenue under ASC 605 would have been $73.6 million and licensing billings of $73.2 million

•	Record number of licensing deals closed in Q2, including IBM and Socionext

SUNNYVALE, Calif. - July 30, 2018 - Rambus Inc. (NASDAQ:RMBS) today reported financial results for the second quarter ended June 30, 2018 under GAAP Accounting Standards Codification Topic 606 (“ASC 606”), which superseded the revenue recognition requirements in ASC Topic 605, Revenue Recognition (“ASC 605”) that was previously applicable. Total revenue for the quarter under ASC 606 was $56.5 million, with GAAP diluted net loss per share of $0.14 and non-GAAP diluted net loss per share of $0.03.

Rambus also reported financial results as they would have been presented under ASC 605. This ASC 605 presentation is required under the modified retrospective transition method that Rambus has chosen to adopt under ASC 606. Rambus notes that this presentation allows a more relevant comparability with prior results, which were all reported under ASC 605. Total revenue for the quarter ended June 30, 2018 under ASC 605 would have been $98.8 million, 9% higher than a year ago excluding the impact of the Lighting Division which was wound down in the first quarter, with GAAP diluted net income per share of $0.13 and non-GAAP diluted net income per share of $0.21.

“With a record number of licensing deals this quarter and record revenue in the first half of the year for our Memory and Interface IP Cores, we continue to execute on key strategic programs for the data center and mobile edge,” said Luc Seraphin, interim chief executive officer of Rambus. “We are also seeing growing traction for our Security products with recent customer announcements for our Unified Payment Platform and HCE Ticketing.”

Business Review

For the Memory and Interface division, Q2 was a positive quarter with broad OEM and cloud customer qualifications in chips and record first half revenue for IP cores. For server DIMM chipsets, our DDR4 memory buffer chip business continues to grow with steady gains in market share and revenue growth remains on track to meet our targets for 2018. For the next-generation DDR5 memory buffer chips, we maintain our leadership position as the first and only supplier with working silicon that supports the top-end speeds for both the Register Clock Driver (RCD) and Data Buffer (DB) chips, and we continue to engage with our customers and the ecosystem. We also continue our leadership in high-speed IP Cores, with multiple new customer wins for GDDR6 and HBM2 on advanced process nodes. As the first IP supplier to offer a broadly-available GDDR6 PHY, we continue to see traction from customers across multiple high-performance applications including AI, automotive and networking.

Our Security Division, which consists of our Cryptography, Ticketing and Payments groups, had a solid quarter with new customer announcements and the launch of the CryptoManager Root of Trust core. The CryptoManager Root of Trust builds upon our first-generation CryptoManager Security Engine by adding flexible and secure processing capabilities within the trust boundary of the core. Featuring a secure RISC-V CPU custom designed by our security experts, the core helps to address wide-reaching CPU vulnerabilities, like Meltdown and Spectre, in a broad range of applications including IoT, networking and automotive. As a market leader in smart ticketing solutions, we announced the implementation of our smart ticketing software with West Midlands, and have been selected to roll out our Host Card Emulation, or HCE, Ticket Wallet Service for mobile ticketing to passengers on Scotland’s national rail network. Finally, our Payment Product Group announced last week that the Unified Payment Platform has been selected by Coles, one of Australia’s largest retail groups, to secure its Digital Payments Solutions to enhance the customer buying journey and provide a hassle-free, omni-channel payment service.

Lastly, our Emerging Solutions Division which focuses on advanced research, innovation and IP development continues its partnerships with industry leaders like Microsoft and IBM to build our portfolio of advanced memory IP and develop technologies that help move the industry forward. Both our cold memory and hybrid memory programs continue to progress with each in varying stages of prototype development. By collaborating on research and development for the future memory architectures, which includes a growing list of ecosystem partners, we are also able to leverage our learnings to drive licensing and product engagements with our memory and security customers.

Financial Review - GAAP	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2018			2017
	As Reported ASC 606	Adjustments (1)	ASC 605 (1)	As Reported ASC 605

Revenue
Royalties	$30.1	$43.5	$73.6	$70.0
Product revenue	8.1	0.1	8.2	8.4
Contract and other revenue	18.3	(1.3)	17.0	16.3
Total revenue	$56.5	$42.3	$98.8	$94.7
Total operating costs and expenses	$76.4	$—	$76.4	$86.5
Operating income (loss)	$(19.9)	$42.3	$22.4	$8.2
Operating margin	(35)%	58%	23%	9%
Net income (loss)	$(15.4)	$29.6	$14.2	$2.6
Diluted net income (loss) per share	$(0.14)	$0.27	$0.13	$0.02

Licensing billings (2)	$73.2	$—	$73.2	$72.9

Net cash provided by operating activities	$3.6	$—	$3.6	$25.0

(1)
As noted above, Rambus is presenting the ASC 606 results together with the adjustments made to reconcile the ASC 606 presentation to the results that would have been applicable under ASC 605. The ASC 605 information should be considered in addition to, not as a substitute for, nor superior to or in isolation from, the financial information prepared in accordance with ASC 606.

(2)	Licensing billings is an operational metric that reflects amounts invoiced to our licensing customers during the period, as adjusted for certain differences.

Financial Review - Non-GAAP (1)	Three Months Ended June 30,
(In millions, except for percentages and per share amounts)	2018			2017
	As Reported ASC 606	Adjustments (2)	ASC 605 (2)	As Reported ASC 605

Revenue
Royalties	$30.1	$43.5	$73.6	$70.0
Product revenue	8.1	0.1	8.2	8.4
Contract and other revenue	18.3	(1.3)	17.0	16.3
Total revenue	$56.5	$42.3	$98.8	$94.7
Total operating costs and expenses	$66.8	$—	$66.8	$69.3
Operating income (loss)	$(10.3)	$42.3	$32.0	$25.4
Operating margin	(18)%	50%	32%	27%
Net income (loss)	$(3.1)	$26.9	$23.8	$15.6
Diluted net income (loss) per share	$(0.03)	$0.24	$0.21	$0.14

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

(2)	See note (1) under “Financial Review-GAAP” above for a description of the Adjustments and ASC 605 presentations.

Revenue for the quarter was $56.5 million, above the high end of our expectations, due to the structure of our licensing agreements signed within the quarter. Revenue under ASC 605 would have been $98.8 million, in line with our expectations. We had GAAP total operating costs and expenses of $76.4 million and non-GAAP total operating costs and expenses of $66.8 million. We also had $0.14 of GAAP diluted net loss per share and $0.03 of non-GAAP diluted net loss per share. Total GAAP and non-GAAP diluted net income per share under ASC 605 would have been $0.13 and $0.21, respectively, and were in line with our expectations.

Cash, cash equivalents, and marketable securities as of June 30, 2018 were $298.3 million. Adjusted EBITDA under ASC 605 for the quarter would have been $34.6 million.

2018 Third Quarter Outlook

Effective January 1, 2018, the Company adopted ASC 606 which materially impacted the timing of revenue recognition for the Company's fixed-fee intellectual property licensing arrangements. The adoption of ASC 606 did not have a material impact on the Company's other revenue streams, net cash provided by operating activities or its underlying financial position.

The Company has provided its third quarter outlook under ASC 606 and ASC 605 in order to provide additional transparency. The Company believes that providing this additional disclosure in the short term will help its investors and analysts understand the impact of the change in revenue recognition standards, especially given the material difference in the timing of revenue recognition for its fixed-fee licensing arrangements as mentioned above. Note that the presentation under ASC 605 is not a substitute for the new ASC 606 revenue recognition rules under current GAAP.

2018 Third Quarter Outlook (ASC 606)
(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$45 - $51	$45 - $51
Total operating costs and expenses	$81 - $77	$69 - $65
Operating loss	$36 - $26	$24 - $14
Diluted net loss per share	$0.24 - $0.17	$0.13 - $0.06

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

For the third quarter of 2018, the Company expects revenue under ASC 606 to be between $45 million and $51 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters.

The Company also expects operating costs and expenses to be between $81 million and $77 million, and diluted net loss per share to be between $0.24 and $0.17. Additionally, the Company expects non-GAAP operating costs and expenses to be between $69 million and $65 million, and non-GAAP diluted net loss per share to be between $0.13 and $0.06. These expectations also assume non-GAAP interest and other income and expense of ($6 million), tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 108 million, and exclude stock-based compensation expense ($8 million), amortization expense ($5 million) and non-cash interest expense on convertible notes ($3 million).

2018 Third Quarter Outlook (ASC 605)
(In millions, except per share amounts)	GAAP	Non-GAAP (1)
Revenue	$97 - $103	$97 - $103
Total operating costs and expenses	$81 - $77	$69 - $65
Operating income	$16 - $26	$29 - $39
Diluted net income per share	$0.08 - $0.15	$0.19 - $0.25

(1)
See “Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates” tables included below. Note that the applicable non-GAAP measures are presented and that revenue is solely presented on a GAAP basis.

For the third quarter of 2018, the Company expects that revenue under ASC 605 would be between $97 million and $103 million. Revenue is not without risk and achieving revenue in this range will require that the Company sign customer agreements for patent licensing, various product sales, mobile payments software and solutions licensing among other matters.

The Company also expects that operating costs and expenses would be between $81 million and $77 million, and diluted net income per share would be between $0.08 and $0.15. Additionally, the Company expects that non-GAAP operating costs and expenses would be between $69 million and $65 million, and non-GAAP diluted net income per share would be between $0.19 and $0.25. These expectations also assume non-GAAP interest and other income and expense of $1 million, tax rate of 24% (refer to non-GAAP financial information below - income tax adjustments) and diluted share count of 111 million, and exclude stock-based compensation expense ($8 million), amortization expense ($5 million) and non-cash interest expense on convertible notes ($3 million).

Conference Call:

Rambus management will discuss the results of the quarter during a conference call scheduled for 2:00pm PT today. The call, audio and slides will be available online at investor.rambus.com and a replay will be available for the next week at the following numbers: (855) 859-2056 (domestic) or (404) 537-3406 (international) with ID# 3034809.

Non-GAAP Financial Information:

In the commentary set forth above and in the financial statements included in this earnings release, the Company presents the following non-GAAP financial measures: operating costs and expenses, operating margin, operating income (loss), net income (loss) and, diluted net income (loss) per share, presented both under ASC 606 and as they would have been presented under ASC 605. In computing each of these non-GAAP financial measures, the following items were considered as discussed below: stock-based compensation expenses, acquisition-related transaction costs and retention bonus expense, amortization expenses, non-cash interest expense and certain other one-time adjustments. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show investors, how the Company’s performance compares to other periods. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Reconciliation from GAAP to non-GAAP results is included in the financial statements contained in this release.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

Stock-based compensation expense. These expenses primarily relate to employee stock options, employee stock purchase plans, and employee non-vested equity stock and non-vested stock units. The Company excludes stock-based compensation expense from its non-GAAP measures primarily because such expenses are non-cash expenses that the Company does not believe are reflective of ongoing operating results. Additionally, given the fact that other companies may grant different amounts and types of equity awards and may use different option valuation assumptions, excluding stock-based compensation expense permits more accurate comparisons of the Company’s results with peer companies.

Acquisition-related transaction costs and retention bonus expense. These expenses include all direct costs of certain acquisitions and the current periods’ portion of any retention bonus expense associated with the acquisitions. The Company excludes these expenses in order to provide better comparability between periods.

Restructuring charges (recoveries). These charges (recoveries) may consist of severance, contractual retention payments, exit costs and other charges (recoveries) and are excluded because such charges (recoveries) are not directly related to ongoing business results and do not reflect expected future operating expenses.

Amortization expense. The Company incurs expenses for the amortization of intangible assets acquired in acquisitions. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s core business.

Non-cash interest expense on convertible notes. The Company incurs non-cash interest expense related to its convertible notes. The Company excludes non-cash interest expense related to its convertible notes to provide more accurate comparisons of the Company’s results with other peer companies and to more accurately reflect the Company’s ongoing operations.

Income tax adjustments. For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for 2018 and 35 percent for 2017, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant years to assist the Company’s planning. The Company has provided below a reconciliation of its GAAP provision for income taxes and GAAP effective tax rate to the assumed non-GAAP provision for income taxes and non-GAAP effective tax rate.

On occasion in the future, there may be other items, such as significant gains or losses from contingencies that the Company may exclude in deriving its non-GAAP financial measures if it believes that doing so is consistent with the goal of providing useful information to investors and management.

About Rambus Inc.

Dedicated to making data faster and safer, Rambus creates innovative hardware, software and services that drive technology advancements from the data center to the mobile edge. Our architecture licenses, IP cores, chips, software and services span memory and interfaces, security and emerging technologies to positively impact the modern world. We collaborate with the industry, partnering with leading chip and system designers, foundries and service providers. Integrated into tens of billions of devices and systems, our products power and secure diverse applications, including Big Data, Internet of Things (IoT) security, mobile payments and smart ticketing. For more information, visit rambus.com.

Forward-Looking Statements

This release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 including those relating to Rambus’ expectations regarding our new product and service offerings, growth for 2018 and financial guidance for the third quarter of 2018, including revenue, operating costs and expenses, earnings per share and estimated, fixed, long-term projected tax rates, both on a GAAP and non-GAAP basis as appropriate. Such forward-looking statements are based on current expectations, estimates and projections, management’s beliefs and certain assumptions made by Rambus’ management. Actual results may differ materially. Rambus’ business generally is subject to a number of risks which are described more fully in Rambus’ periodic reports filed with the Securities and Exchange Commission. Rambus undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.

Contact:
Rahul Mathur
Senior Vice President, Finance and Chief Financial Officer
Rambus Inc.
(408) 462-8000
rmathur@rambus.com

Source: Rambus Inc.

Rambus Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	June 30, 2018	December 31, 2017
ASSETS

Current assets:
Cash and cash equivalents	$248,284	$225,844
Marketable securities	50,056	103,532
Accounts receivable	39,263	25,326
Unbilled receivables	179,606	566
Inventories	6,041	5,159
Prepaids and other current assets	14,456	11,317
Total current assets	537,706	371,744
Intangible assets, net	70,940	91,722
Goodwill	208,680	209,661
Property, plant and equipment, net	50,235	54,303
Deferred tax assets	82,111	159,099
Unbilled receivables, long-term	571,269	—
Other assets	4,832	4,543
Total assets	$1,525,773	$891,072

LIABILITIES & STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,386	$9,614
Accrued salaries and benefits	17,385	17,091
Deferred revenue	13,583	18,272
Income taxes payable, short-term	18,794	258
Convertible notes, short-term	80,648	78,451
Other current liabilities	13,402	9,156
Total current liabilities	152,198	132,842
Long-term liabilities:
Convertible notes, long-term	138,647	135,447
Long-term imputed financing obligation	36,816	37,262
Long-term income taxes payable	84,804	3,344
Other long-term liabilities	7,823	10,593
Total long-term liabilities	268,090	186,646
Total stockholders’ equity	1,105,485	571,584
Total liabilities and stockholders’ equity	$1,525,773	$891,072

Rambus Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Revenue:
Royalties	$30,049	$69,990	$51,423	$138,946
Product revenue	8,087	8,401	15,400	19,305
Contract and other revenue	18,322	16,329	36,061	33,820
Total revenue	56,458	94,720	102,884	192,071
Operating costs and expenses:
Cost of product revenue (1)	$4,199	$7,480	$8,556	$12,730
Cost of contract and other revenue	11,089	14,337	23,211	28,818
Research and development (1)	37,696	37,522	77,813	73,522
Sales, general and administrative (1)	24,483	27,137	54,681	55,323
Restructuring charges (recoveries)	(1,022)	—	2,223	—
Total operating costs and expenses	76,445	86,476	166,484	170,393
Operating income (loss)	(19,987)	8,244	(63,600)	21,678
Interest income and other income (expense), net	8,249	129	17,365	283
Interest expense	(4,634)	(3,261)	(9,055)	(6,467)
Interest and other income (expense), net	3,615	(3,132)	8,310	(6,184)
Income (loss) before income taxes	(16,372)	5,112	(55,290)	15,494
Provision for (benefit from) income taxes	(1,015)	2,507	(4,244)	9,883
Net income (loss)	$(15,357)	$2,605	$(51,046)	$5,611
Net income (loss) per share:
Basic	$(0.14)	$0.02	$(0.47)	$0.05
Diluted	$(0.14)	$0.02	$(0.47)	$0.05
Weighted average shares used in per share calculation
Basic	107,737	110,060	108,542	110,758
Diluted	107,737	112,565	108,542	114,091
_________
(1) Total stock-based compensation expense for the three and six months ended June 30, 2018 and 2017 is presented as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Cost of product revenue	$2	$19	$5	$33
Research and development	$3,286	$3,067	$6,478	$6,079
Sales, general and administrative	$(1,400)	$3,523	$2,919	$7,093

Rambus Inc.
Supplemental Reconciliation of GAAP to Non-GAAP Results
(In thousands)
(Unaudited)

	Three Months Ended June 30,
	ASC 606	ASC 605
	2018	2018	2017

Operating costs and expenses	$76,445	$76,445	$86,476
Adjustments:
Stock-based compensation expense	(1,888)	(1,888)	(6,609)
Acquisition-related transaction costs and retention bonus expense	(30)	(30)	(90)
Amortization expense	(8,738)	(8,738)	(10,450)
Restructuring charges (recoveries)	1,022	1,022	—
Non-GAAP operating costs and expenses	$66,811	$66,811	$69,327

Operating income (loss)	$(19,987)	$22,375	$8,244
Adjustments:
Stock-based compensation expense	1,888	1,888	6,609
Acquisition-related transaction costs and retention bonus expense	30	30	90
Amortization expense	8,738	8,738	10,450
Restructuring charges (recoveries)	(1,022)	(1,022)	—
Non-GAAP operating income (loss)	$(10,353)	$32,009	$25,393

Income (loss) before income taxes	$(16,372)	$18,949	$5,112
Adjustments:
Stock-based compensation expense	1,888	1,888	6,609
Acquisition-related transaction costs and retention bonus expense	30	30	90
Amortization expense	8,738	8,738	10,450
Restructuring charges (recoveries)	(1,022)	(1,022)	—
Non-cash interest expense on convertible notes	2,717	2,717	1,774
Non-GAAP income (loss) before income taxes	$(4,021)	$31,300	$24,035
GAAP provision for (benefit from) income taxes	(1,015)	4,791	2,507
Adjustment to GAAP provision for (benefit from) income taxes	50	2,721	5,905
Non-GAAP provision for (benefit from) income taxes	(965)	7,512	8,412
Non-GAAP net income (loss)	$(3,056)	$23,788	$15,623

Non-GAAP basic net income (loss) per share	$(0.03)	$0.22	$0.14
Non-GAAP diluted net income (loss) per share	$(0.03)	$0.21	$0.14
Weighted average shares used in non-GAAP per share calculation:
Basic	107,737	107,737	110,060
Diluted	107,737	111,157	112,565

Supplemental Reconciliation of GAAP to Non-GAAP Effective Tax Rate (1)

	Three Months Ended June 30,
	ASC 606	ASC 605
	2018	2018	2017
GAAP effective tax rate	6%	25%	49%
Adjustment to GAAP effective tax rate	18%	(1)%	(14)%
Non-GAAP effective tax rate	24%	24%	35%

(1)
For purposes of internal forecasting, planning and analyzing future periods that assume net income from operations, the Company estimates a fixed, long-term projected tax rate of approximately 24 percent for 2018 and 35 percent for 2017, which consists of estimated U.S. federal and state tax rates, and excludes tax rates associated with certain items such as withholding tax, tax credits, deferred tax asset valuation allowance and the release of any deferred tax asset valuation allowance. Accordingly, the Company has applied these tax rates to its non-GAAP financial results for all periods in the relevant year to assist the Company’s planning for future periods.

Rambus Inc.
Reconciliation of Other GAAP to Non-GAAP Items
(In thousands, except percentages)
(Unaudited)

	GAAP			Non-GAAP
	Three Months Ended June 30,			Three Months Ended June 30,
	ASC 606	ASC 605		ASC 606	ASC 605
	2018	2018	2017	2018	2018	2017

Revenue (i)	$56,458	$98,820	$94,720	$56,458	$98,820	$94,720
Operating income (loss) (ii)	(19,987)	22,375	8,244	(10,353)	32,009	25,393
Operating margin (ii/i)	(35)%	23%	9%	(18)%	32%	27%

	Three Months Ended June 30,
	ASC 605
	2018	2017

Net income	$14,158	$2,605
Add back:
Interest and other income (expense), net	3,426	3,132
Provision for income taxes	4,791	2,507
Depreciation expense	2,587	3,330
Amortization expense	8,738	10,450
EBITDA (1)	$33,700	$22,024
Adjustments:
Stock-based compensation expense	1,888	6,609
Acquisition-related transaction costs and retention bonus expense	30	90
Restructuring recoveries	(1,022)	—
Adjusted EBITDA (2)	$34,596	$28,723

(1)
EBITDA is a non-GAAP measure that management uses to evaluate the cash generating capacity of the company. The most directly comparable GAAP measure is net income. EBITDA is net income adjusted for net interest expense, income taxes, and depreciation and amortization. It should not be considered as an alternative to net income computed under GAAP.

(2)	Adjusted EBITDA excludes the impact of other non-GAAP adjustments indicated in the above tables.

Rambus Inc.
Reconciliation of GAAP Forward Looking Estimates to Non-GAAP Forward Looking Estimates
(In millions, except per share amounts)
(Unaudited)

	ASC 606		ASC 605
	Three Months Ended September 30, 2018		Three Months Ended September 30, 2018
	Low	High	Low	High

Forward-looking operating costs and expenses	$81.4	$77.4	$81.4	$77.4
Adjustments:
Stock-based compensation expense	(7.5)	(7.5)	(7.5)	(7.5)
Amortization expense	(5.4)	(5.4)	(5.4)	(5.4)
Forward-looking Non-GAAP operating costs and expenses	$68.5	$64.5	$68.5	$64.5

Forward-looking operating income (loss)	$(36.4)	$(26.4)	$15.6	$25.6
Adjustments:
Stock-based compensation expense	7.5	7.5	7.5	7.5
Amortization expense	5.4	5.4	5.4	5.4
Forward-looking Non-GAAP operating income (loss)	$(23.5)	$(13.5)	$28.5	$38.5

Forward-looking income (loss) before income taxes	$(33.5)	$(23.5)	$11.5	$21.5
Adjustments:
Stock-based compensation expense	7.5	7.5	7.5	7.5
Amortization expense	5.4	5.4	5.4	5.4
Non-cash interest expense on convertible notes	2.7	2.7	2.7	2.7
Forward-looking Non-GAAP income (loss) before income taxes	$(17.9)	$(7.9)	$27.1	$37.1
Forward-looking GAAP provision for (benefit from) income taxes	(8.0)	(5.6)	2.8	5.2
Adjustment to Forward-looking GAAP provision for (benefit from) income taxes	3.7	3.7	3.7	3.7
Forward-looking Non-GAAP provision for (benefit from) income taxes	(4.3)	(1.9)	6.5	8.9
Forward-looking Non-GAAP net income (loss)	$(13.6)	$(6.0)	$20.6	$28.2

Forward-looking Non-GAAP basic net income (loss) per share	$(0.13)	$(0.06)	$0.19	$0.26
Forward-looking Non-GAAP diluted net income (loss) per share	$(0.13)	$(0.06)	$0.19	$0.25
Weighted average shares used in forward-looking Non-GAAP per share calculation:
Basic	108.0	108.0	108.0	108.0
Diluted	108.0	108.0	111.0	111.0